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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Date of Report (Date of earliest event
                            reported): July 13, 2000
                                       -------------

                         United Therapeutics Corporation
                  ----------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



     Delaware                      0-26301                 52-1984749
     --------                      -------                 ----------
   (State or Other               (Commission             (I.R.S. Employer
   Jurisdiction of               File Number)          Identification Number)
   Incorporation)



          1110 Spring Street
          Silver Spring, MD                                 20910
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(Address of Principal Executive Offices)                  (Zip Code)



             Registrant's telephone number, including area code:

                               (301) 608-9292
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ITEM 5. OTHER EVENTS.

        On July 13, 2000, United Therapeutics Corporation, a Delaware corporation (the "Company"), entered into purchase agreements with institutional investors for the sale of 1,300,000 shares of its common stock, par value $.01 per share (the "Shares"), in a private placement transaction pursuant to Regulation D promulgated under the Securities Act of 1933, as amended. The closing of the purchase agreements is expected to occur within 5 business days of July 13, 2000.

        The per share purchase price of the Shares was $110. Gross proceeds to the Company from the sale of the Shares will be $143,000,000. The Company will pay Deutsche Banc Alex. Brown a cash fee of $8,580,000 for its services as placement agent for the private placement. The Company intends to use the net proceeds from the Offering to augment its drug development programs, for acquisitions, and for other general corporate purposes.

        The terms of the purchase agreements require the Company to use its reasonable best efforts to file a registration statement covering resales of the Shares by the investors within 15 days of the closing and to cause the registration statement to become effective within 30 days after the filing of the registration statement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

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Exhibit No.              Description of Exhibit
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
      99.1               Press release dated July 13, 2000.

      99.2               Form of Stock Purchase Agreement dated July 13, 2000.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       United Therapeutics Corporation
                                       (Registrant)

Date:  July 14, 2000                   By:  /s/ Fred T. Hadeed
                                           ------------------------
                                       Name:    Fred T. Hadeed
                                       Title:   Chief Financial Officer


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                                  EXHIBIT INDEX

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Exhibit No.                         Description of Exhibit
----------                          ----------------------
    99.1                            Press release dated July 13, 2000.

    99.2                            Form of Stock Purchase Agreement dated July
                                    13, 2000.

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